Exhibit 5.1
Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, Texas 77002
(713) 223-2300
June 28, 2007
Parker Drilling Company
1401 Enclave Parkway, Suite 600
Houston, Texas 77077
Ladies and Gentlemen:
We have acted as special counsel to Parker Drilling Company, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company and the additional registrants named therein on the date hereof with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), with respect to the registration of an aggregate principal amount of $125,000,000 of Convertible Senior Notes due 2012 (the “Notes”) of the Company and the shares of common stock, par value $0.16 2/3 per share, of the Company (the “Common Stock”) issuable on conversion of the Notes.
The Notes may be offered and sold by the Company from time to time as set forth in the prospectus that forms a part of the Registration Statement (the “Prospectus”). The Notes will be issued under an Indenture among the Company, the subsidiary guarantors named therein (the “Guarantors”) and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), in the form filed as an exhibit to the Registration Statement, as amended or supplemented from time to time (the “Indenture”). The Notes will be unconditionally and irrevocably guaranteed (the “Guarantees”) as to payment of principal, premium, if any, and interest by each of the Guarantors pursuant to the Indenture.
In connection with the opinion set forth below, we have examined originals or copies identified to our satisfaction of (a) the Registration Statement; (b) the Corrected Restated Certificate of Incorporation and By-Laws of the Company, each as amended to date; (c) certain resolutions adopted by the Board of Directors of the Company; (d) the charter, bylaws or other constitutive documents of each of the Guarantors; (e) the form of Indenture; (f) a specimen of the Notes; and (g) such other instruments, documents and records as we have deemed necessary, relevant or appropriate for the purposes hereof. We have relied on, and assumed the accuracy of, certificates of officers of the Company and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and records submitted to us as originals, the conformity to authentic original documents, certificates and records of all documents, certificates and records submitted to us as copies, and the truthfulness of all statements of fact contained therein.

Parker Drilling Company
June 28, 2007

In addition, we have assumed, with your approval, that (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (b) a Prospectus will have been filed with the Commission describing the Notes offered thereby; (c) the Notes will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus; (d) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (e) the Indenture will have been duly authorized, executed and delivered by the Trustee; (f) the Notes will conform to the specimen thereof examined by us; (g) the Trustee’s certificates of authentication of the Notes will be manually signed by one of the Trustee’s authorized officers; (h) the Indenture will have been duly qualified under the Trust Indenture Act of 1939, as amended; (i) the certificates for the shares of Common Stock issuable upon conversion of the Notes will conform to the specimen thereof examined by us and will be duly countersigned by a transfer agent and duly registered by a registrar of the Common Stock; (j) there will be a sufficient number of unissued Shares authorized under the Company’s organizational documents and not otherwise reserved for issuance; and (k) all actions are taken by the Company so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.
Based on the foregoing, subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:
1.	When the Notes have been duly executed, authenticated, issued and delivered in accordance with the Indenture, the Notes will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

2.	The shares of Common Stock initially issuable upon conversion of the Notes, when issued upon such conversion in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

3.	The Guarantees of the Guarantors to be issued under the Indenture will, when issued, constitute valid and binding obligations of the Guarantors enforceable against the Guarantors in accordance with their terms.
The foregoing opinions are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the relevant contract law of the State of New York and the relevant federal law of the United States of America. We express no opinion with respect to the state securities or blue sky laws of any jurisdiction or with respect to the law of any other jurisdiction. We are not admitted to the practice of law in the State of Delaware. We also express no opinion with respect to the anti-fraud provisions of the federal securities laws or with respect to federal or state laws relating to fraudulent transfers. With respect to all matters of

Parker Drilling Company
June 28, 2007

Louisiana law, we have, with your approval, relied upon the opinion, dated June 28, 2007, of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P., and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P. With respect to all matters of Nevada law, we have, with your approval, relied upon the opinion, dated June 28, 2007, of Kummer Kaempfer Bonner & Renshaw, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Kummer Kaempfer Bonner & Renshaw. With respect to all matters of Oklahoma law, we have, with your approval, relied upon the opinion, dated June 28, 2007, of Ronald C. Potter, Vice President, General Counsel and Corporate Secretary of the Company, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Ronald C. Potter.
The enforceability of the obligations of the Company under the Notes and the Indenture and of the Guarantors under the Guarantees and the Indenture are subject to the effect of any applicable bankruptcy (including, without limitation, fraudulent conveyance and preference), insolvency, reorganization, rehabilitation, moratorium or similar laws and decisions relating to or affecting the enforcement of creditors’ rights generally, to a provision included in the Company’s Certificate of Incorporation as contemplated by Section 102(b)(2) of the General Corporation Law of the State of Delaware, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief. Such principles are of general application, and in applying such principles a court, among other things, might decline to order the Company and the Guarantors to perform covenants. We express no opinion as to the validity, binding effect or enforceability of any provisions of the Indenture, the Notes or the Guarantees that requires or relates to the payment of liquidated damages at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or a forfeiture. Further, we express no opinion with respect to the enforceability of provisions in the Notes or the Indenture with respect to waiver, delay, extension or omission of notice of enforcement of rights or remedies or waivers of defenses or waivers of benefits of stay, extension, moratorium, redemption, statutes of limitations or other nonwaivable benefits provided by operation of law. In addition, the enforceability of any exculpation, indemnification or contribution provisions contained in the Indenture may be limited by applicable law or public policy.
In connection with the foregoing opinion, we have also assumed, with your approval, that at the time of the issuance and delivery of the Notes there will not have occurred any change in law affecting the validity, binding character or enforceability of the Notes or the Guarantees and that the issuance and delivery of the Notes and the Guarantees, all of the terms of the Notes and the Guarantees and the performance by the Company and the Guarantors of their respective obligations thereunder will comply with applicable law and with each requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or any Guarantor and will not result in a default under or a breach of any agreement or instrument then binding upon the Company or any Guarantor.

Parker Drilling Company
June 28, 2007

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Validity of the Securities” in the prospectus forming a part of the Registration Statement. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,
/s/ Bracewell & Giuliani LLP

Bracewell & Giuliani LLP